                                                                    EXHIBIT 8(d)

                         INDEPENDENT AUDITORS' CONSENT


    We consent to the use in this Post-Effective Amendment No. 9 to the Registration Statement No. 33-41829 of Merrill Lynch Variable Life Separate Account on Form S-6 of our reports on (i) Merrill Lynch Life Insurance Company dated February 28, 2000, and (ii) Merrill Lynch Variable Life Separate Account dated February 14, 2000, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


                                          /s/ DELOITTE & TOUCHE LLP


New York, New York
April 24, 2000